                                                                 EXHIBIT 4.4

                                                                  July 31, 1997


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN OPERATING AGREEMENT, DATED AS OF JULY 31, 1997, AMONG ALL OF THE MEMBERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF AQUA-CHEM, INC.



                                 AQUA-CHEM, INC.
                          COMMON STOCK PURCHASE WARRANT
                            Void after July 31, 2007

         Aqua-Chem, Inc. (the "Company"), a Delaware corporation (formerly known as A-C Acquisition Corp.), hereby certifies that for value received, Rush Creek LLC, a Wisconsin limited liability company, or its successors or assigns (the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 176,471 fully paid and (subject to applicable law) nonassessable shares of Common Stock (as hereinafter defined) of the Company, at an exercise price of $.01 per share (the "Purchase Price"), subject to adjustment as provided herein, at any time or from time to time beginning on the date hereof and prior to 5:00 P.M., New York City time, on July 31, 2007 (the "Expiration Date").

         This Warrant is issued pursuant to the Securities Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, among Rush Creek, LLC, the Company, CB-Kramer Sales and Service, Inc., Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership, and Whitney Equity Partners, L.P. ("WEP"), and is subject to the terms thereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Purchase Agreement. The Holder is entitled to the rights and subject to the obligations contained in the

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


                                                                    EXHIBIT 4.4

Purchase Agreement and the Stockholders' and Members' Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

         1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

                  "Applicable Price" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Dilution Price.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Closing Price" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place as of such day the Current Market Price shall be the fair market value of each such share of Common Stock on such date as determined in good faith by the Board of Directors of the Company, provided that the Holder may, at its sole cost and expense, engage an independent investment banking firm of nationally recognized stature to make such determination, which determination shall be controlling, unless the Company, at its sole cost and expense, engages a similar investment banking firm for such purpose, in which event such two investment banking firms shall jointly make such determination.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

                  "Company" has the meaning ascribed to such term in the first paragraph of this Warrant.

                  "Current Market Price" shall be determined in accordance with Subsection 3(e).

                  "Dilution Price" shall mean, with respect to each share of Common Stock, $3.75, subject to appropriate adjustment for events described in Subsection 3(a).

                  "Exercise Date" has the meaning ascribed to such term in Subsection 2(d).

                  "Expiration Date" has the meaning ascribed to such term in the first paragraph of this Warrant.

                                                                   EXHIBIT 4.4


                  "Holder" has the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.

                  "Initial Public Offering" shall mean the sale by either the Company or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

                  "NASDAQ" shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

                  "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchase Agreement" has the meaning ascribed to such term in the second paragraph of this Warrant.

                  "Purchase Price" has the meaning ascribed to such term in the first paragraph of this Warrant.

                  "Repurchase Period" shall mean the period commencing on the earliest of (a) the fifth anniversary of the Closing Date, (b) a Change of Control or (c) the filing of a registration statement under the Securities Act (or other commencement of an Initial Public Offering) and terminating on the earlier of the consummation of an Initial Public Offering or the Expiration Date.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  "Stockholders' and Members' Agreement" means the Stockholders' and Members' Agreement substantially in the form attached to the Purchase Agreement as Exhibit F.

                  "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

                  "Warrant" shall mean this Warrant and any subsequent Warrant issued pursuant to Subsection 2(c).

                  "Warrant Register" has the meaning ascribed to such term in Subsection 9(c).

                  "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrant.

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


                                                                   EXHIBIT 4.4


         2.       Exercise of Warrant.

                  (a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the "Election to Purchase Shares") attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

                  (b) Delivery of Shares; Payment of Purchase Price. As soon as practicable after surrender of this Warrant and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by assigning to the Company all or any part of the unpaid principal amount of the WSDF Note held by the Holder in a principal amount equal to the Purchase Price, (iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date, or (iv) by cancellation of any portion of this Warrant with respect to the number of shares of Common Stock equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the difference between (1) Current Market Price per share of Common Stock on the Exercise Date, and (2) the Purchase Price per share of Common Stock.

                  (c) Partial Exercise. If this Warrant is exercised for less than all of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

                  (d) When Exercise Effective. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the "Exercise Date") and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

                  (e) Continued Validity. A Holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 10.


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


                                                                     EXHIBIT 4.4


         3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

                  (a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date.

                  (b) Issuance of Rights to Purchase Common Stock Below Current Market Price or Dilution Price. If the Company shall, at any time or from time to time, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock (except for employees receiving options under bona fide employee benefit plans coming within the scope of paragraph (d)(iv) below) entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock, or securities convertible into Common Stock at a price per share of Common Stock or having a conversion price per share of Common Stock if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, options, warrants or other securities convertible into Common Stock by (y) the total number of shares of Common Stock covered by such rights, options, warrants or other securities convertible into Common Stock) which is lower than either the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Dilution Price, then the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at

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


                                                                     EXHIBIT 4.4


the Applicable Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.

                  (c) Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Subsection 3(a)) or subscription rights, options or warrants (excluding those referred to in Subsection 3(b)), then the Purchase Price shall be reduced to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.

         (d) Issuance of Common Stock Below Current Market Price or Dilution Price. If the Company shall, at any time and from time to time, after the date hereof directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued:
(i) in any of the transactions described in Subsections 3(a), (b) and (c) hereof; (ii) upon exercise of this Warrant; (iii) upon the exercise or conversion of options, warrants or any other securities convertible into or exchangeable for shares of Common Stock outstanding as of the date hereof; (iv) to the Company's or its Subsidiaries' employees under bona fide employee benefit plans approved or adopted by the Company's Board of Directors which, in the aggregate, shall not be convertible or exercisable into more than ten percent (10%) of the fully diluted capital stock of the Company (and provided that the same shall be exercisable at the then Current Market Price); and (v) in any arm's length institutional

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                                                                    EXHIBIT 4.4


financing of debt and equity in which shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock are issued as part of a unit, if such shares would otherwise be included in this Section 3(d)) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) which is lower than either the Current Market Price per share of Common Stock or the Dilution Price immediately prior to such sale or issuance, then the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Applicable Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Subsection 3(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. The determination of whether any adjustment is required under this Subsection 3(d) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance of shares of Common Stock upon the exercise of such rights to subscribe or purchase.

                  (e) Determination of Current Market Price. For the purpose of any computation under Subsections (b), (c) or (d) of this Section 3 or any other provision of this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, then the Company, on the one hand, and WSDF on the other hand, shall each promptly appoint as an

                                                                   EXHIBIT 4.4


appraiser an individual who shall be a member of a nationally recognized investment banking firm. Each appraiser shall be instructed to, within 30 days of appointment, determine the Current Market Price per share of Common Stock which shall be deemed to be equal to the fair market value per share of Common Stock as of such date. If the two appraisers are unable to agree on the Current Market Price per share of Common Stock within such 30 day period, then the two appraisers, within 10 days after the end of such 30 day period shall jointly select a third appraiser. The third appraiser shall, within 30 days of its appointment, determine, in good faith, the Current Market Price per share of Common Stock and such determination shall be controlling. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit its appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The cost of the foregoing appraisals shall be shared one-half by the Company and one-half by WSDF, provided, however, in the event a third appraiser is utilized and one of the two initial appraisals (but not the other initial appraisal) is greater than or less than the appraisal by such third appraiser by 10% or more, then the cost of all of the foregoing appraisals shall be borne by the party who appointed the appraiser who made such initial appraisal.

                  (f) DeMinimis Adjustments. No adjustment in the Purchase Price shall be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than $0.10, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of $0.10 per share or more. If the Company shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, such amount of $0.10 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Subsection 3(f), any adjustment postponed pursuant to this Subsection 3(f) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this
Section 3(f), have required such adjustment, (ii) an Exercise Date or (iii) the Expiration Date.

                  (g) Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to Subsection 3(a), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections 3(a), (b), (c) and (d), inclusive, and the provisions of Sections 2, 5, 6 and 7 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                  (h) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsections 3(a), (b), (c) or

                                                                   EXHIBIT 4.4


(d), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

             4. Certificate as to Adjustments. Whenever the Purchase Price and the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 13, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of shares of Common Stock issuable, or the securities or other property deliverable, upon exercise of the Warrant calculated to the nearest cent or the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

             5. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(h) in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein

                                                                   EXHIBIT 4.4


provided, of an amount in cash equal to such fraction multiplied by the greater of the Current Market Price of a share of Common Stock on the Exercise Date and the Dilution Price.

             6. Notice of Proposed Actions. In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend), (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holder, in accordance with Section 13, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten
(10) Business Days prior to the applicable record, determination or effective date specified in such notice.

             7. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and (subject to applicable law) nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

             8. Replacement of Warrants. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock. If

                                                                    EXHIBIT 4.4


required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

         9.       Restrictions on Transfer.

                  (a) The term "Holder" as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of this Warrant or the Common Stock issuable upon the exercise thereof acknowledges that this Warrant or the Common Stock issuable upon the exercise thereof has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  (b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such shares of Common Stock (or portion thereof), subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this
Section 9 which may result in the actual exercise on any later date.

                  (c) The Company shall maintain a register (the "Warrant Register") in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

                  This Warrant may be transferred or assigned by the Holder at any time to a transferee or transferees which shall be a Person(s) other than an entity(s) that conducts business in the same industry and in direct competition with the Company.

         10. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof,

                                                                   EXHIBIT 4.4


in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall rgive rise to any liability of such Holder as a stockholder of the Company.

         11. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

         12. Amendment or Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

         13. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office as specified in
Section 11.2 of the Purchase Agreement and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         14. Company's Obligation to Repurchase the Warrant. The Holder shall have the right exercisable at any time, and from time to time, during the Repurchase Period, to cause the Company to purchase from the Holder all or any portion of this Warrant at the Warrant Repurchase Price, as determined below. Such right shall be exercisable by the Holder by delivery of written notice (the "Warrant Repurchase Notice") to the Company, specifying the portion of this Warrant that shall be repurchased and the date on which such repurchase shall occur, which date shall not be less than forty-five (45) days nor more than seventy (70) days after the date of the Warrant Repurchase Notice (the "Warrant Repurchase Closing Date"). On the Warrant Repurchase Closing Date, the Holder shall surrender this Warrant to the Company, against (i) payment of the Warrant Repurchase Price by wire transfer to an account designated by the Holder, and,
(ii) if the Holder has elected to have only a portion of the Warrant repurchased, delivery of a new warrant duly executed by the Company, on the same terms and conditions as this Warrant, except that such warrant shall be exercisable for the remaining number of the Warrant Shares. For purposes of this Warrant, the term "Warrant Repurchase Price" shall mean the price equal to the amount obtained by multiplying the (i) difference obtained by subtracting the Purchase Price from the Applicable Price on the date of the Warrant Repurchase Notice by (ii) the number of Warrant Shares subject to the portion of the Warrant that is being repurchased pursuant to this Section 14 or Section 16, as the case may be.

         15. Company's Obligation to Repurchase Issued Warrant Shares. The Holder shall have the right exercisable at any time, and from time to time, during the Repurchase Period, to cause the Company to purchase from the Holder all or any portion of the Warrant Shares that have been issued upon the exercise of this Warrant (the "Issued Warrant Shares") at the Warrant Share Repurchase

                                                                   EXHIBIT 4.4


Price, as determined below. Such right shall be exercisable by the Holder by delivery of written notice (the "Warrant Share Repurchase Notice") to the Company, specifying the number of Issued Warrant Shares that shall be repurchased and the date on which such repurchase shall occur, which date shall not be less than forty-five (45) days nor more than seventy (70) days after the date of such the Warrant Share Repurchase Notice (the "Warrant Share Repurchase Closing Date"). On the Warrant Share Repurchase Closing Date, the Holder shall surrender the Issued Warrant Shares to be repurchased, against payment of the Warrant Share Repurchase Price by wire transfer to an account designated by the Holder. For purposes of this Agreement, the term "Warrant Share Repurchase Price" shall be equal to the Applicable Price on the date of the Warrant Share Repurchase Notice multiplied by the number of Issued Warrant Shares being repurchased pursuant to this Section 15 or Section 17, as the case may be.

         16. Holder's Obligation to Sell the Warrant. The Company shall have the right exercisable at any time, and from time to time, during the Repurchase Period, to cause the Holder to sell to the Company all or any portion of this Warrant at the Warrant Repurchase Price. Such right shall be exercisable by the Company by delivery of written notice (the "Warrant Sale Notice") to the Holder, specifying the portion of this Warrant that shall be repurchased and the date on which such sale shall occur, which date shall not be less than forty-five (45) days nor more than seventy (70) days after the date of the Warrant Sale Notice (the "Warrant Sale Closing Date"). On the Warrant Sale Closing Date, the Holder shall surrender this Warrant to the Company, against (i) payment of the Warrant Repurchase Price by wire transfer to an account designated by the Holder, and, (ii) if the Company has elected to have only a portion of the Warrant sold, delivery of a new warrant duly executed by the Company, on the same terms and conditions as this Warrant, except that such warrant shall be exercisable for the remaining number of the Warrant Units.

         17. Holder's Obligation to Sell Issued Warrant Shares. The Company shall have the right exercisable at any time, and from time to time, during the Repurchase Period, to cause the Holder to sell to the Company all or any portion of the Issued Warrant Shares at the Warrant Repurchase Price. Such right shall be exercisable by the Company by delivery of written notice (the "Warrant Share Sale Notice") to the Holder, specifying the number of Issued Warrant Shares that shall be sold to the Company and the date on which such sale shall occur, which date shall not be less than forty five (45) days nor more than seventy (70) days after the date of such the Warrant Share Sale Notice (the "Warrant Share Sale Closing Date"). On the Warrant Share Sale Closing Date, the Holder shall surrender the Issued Warrant Shares to be sold, against payment of the Warrant Repurchase Price.

         18. Certain Remedies. The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

         19. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

                                                                  EXHIBIT 4.4


         20. Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         21. Survival. The provisions of Sections 14, 15, 16 and 17 hereof, inclusive, shall survive the complete exercise of this Warrant and the issuance of all Issued Warrant Shares. For purposes of Sections 14, 15, 16 and 17, "Holder" shall include any Person owning any of the Issued Warrant Shares.

                                 AQUA-CHEM, INC.

                                 By: /s/ JA Miller
                                    ---------------------------------
                                      Name:  Jeffrey A. Miller
                                      Title: President

                                                                   EXHIBIT 4.4


                                                             Exhibit A to Common
                                                          Stock Purchase Warrant

                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES

         The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, par value $.01 per share ("Common Stock"), of Aqua-Chem, Inc. (the "Company") and hereby [makes payment of $__________ therefor] [or] [makes payment therefor by assignment to the Company pursuant to Section 2(b)(ii) of the Warrant of $_____________ aggregate principal amount of WSDF Note (as defined in the Warrant)] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(iii) _______ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to Section 2(b)(iv) of a portion of the Warrant with respect to ____ shares of Common Stock]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:______________________________________________________________
                                     (NAME)


________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)


_________________________________________________________________________
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)


DELIVER TO:    __________________________________________________________
                                    (NAME)


_________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO: _______________________________________________________________
                                (NAME OF HOLDER)


_________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)


DELIVER TO: ______________________________________________________________
                                (NAME OF HOLDER)


__________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:________________________                   [NAME OF HOLDER]

                                                  By:__________________

                                                     Name:
                                                     Title:

_______________________
(1) Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

                                                                     EXHIBIT 4.4

                                                             Exhibit B to Common
                                                          Stock Purchase Warrant


                              [FORM OF] ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $0.01 per share ("Common Stock"), of Aqua-Chem, Inc. (the "Company") represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee        Address         No. of Shares










and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.


Dated:_______________________            [NAME OF HOLDER]


                                          By:      ____________________________
                                                   Name:
                                                   Title:





___________________
1 Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.



                                       16